OFFER TO PURCHASE FOR CASH
ALL OUTSTANDING SHARES OF COMMON STOCK
OF
SUPERIOR WELL SERVICES, INC.
BY
DIAMOND ACQUISITION CORP.
A WHOLLY OWNED SUBSIDIARY
OF
NABORS INDUSTRIES LTD.
AT
$22.12 NET PER SHARE

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF WEDNESDAY, SEPTEMBER 8, 2010, UNLESS THE OFFER IS EXTENDED.

To Our Clients:

Enclosed for your consideration is an Offer to Purchase, dated August 11, 2010 (the “Offer to Purchase”), and the related Letter of Transmittal, relating to an offer by Diamond Acquisition Corp., a Delaware corporation (“Offeror”) and a wholly owned subsidiary of Nabors Industries Ltd., a Bermuda exempt company (“Nabors”), to purchase for cash all the outstanding shares of common stock, par value $0.01 per share (the “Shares”), of Superior Well Services, Inc., a Delaware corporation (“Superior”), at a purchase price of $22.12 per Share, net to sellers in cash, (such amount per Share paid pursuant to the Offer, the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase, and in the related Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements to the Offer to Purchase or to the Letter of Transmittal, collectively constitute the “Offer”) enclosed herewith. Holders of Shares whose certificates for such Shares (the ‘‘Share Certificates”) are not immediately available or who cannot deliver their Share Certificates and all other required documents to the Depositary (as defined in the Offer to Purchase) on or prior to the Expiration Date (as defined in the Offer to Purchase), or who cannot complete the procedure for book-entry transfer on a timely basis, must tender their Shares according to the guaranteed delivery procedures set forth in Section 3 — “Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase.

We are the holder of record of Shares held by us for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish to have us tender on your behalf any or all of such Shares held by us for your account, pursuant to the terms and subject to the conditions set forth in the Offer to Purchase.

Your attention is directed to the following:

1. The Offer Price is $22.12 per Share, net to sellers in cash.

2. The Offer is made for all issued and outstanding Shares.

3. The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of August 6, 2010, by and among Nabors, Offeror and Superior (as it may be amended or supplemented from time to time, the “Merger Agreement”). The Merger Agreement provides, among other things, for the making of the Offer by Offeror, and further provides that, following the completion of the Offer, upon the terms and subject to the conditions of the Merger Agreement, and in accordance with the Delaware General Corporation Law, Offeror will be merged with and into Superior (the “Merger”). Following the effective time of the Merger, Superior will continue as the surviving corporation, and the separate corporate existence of Offeror will cease.

4. Superior’s board of directors has unanimously (1) determined that the Offer, the Merger and the transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of Superior and the Superior stockholders, (2) approved the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Offer and the Merger, and (3) recommended that the Superior stockholders accept the Offer and tender their Shares in the Offer and, if required by applicable law, vote to adopt the Merger Agreement and approve the Merger and the other transactions contemplated by the Merger Agreement.

5. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, at the end of Wednesday, September 8, 2010, unless the Offer is extended.

6. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares pursuant to the Offer.

7. The Offer is conditioned upon, among other things, (1) the number of Shares validly tendered, when added to any Shares owned by Nabors or the Offeror, is at least a majority of the Shares outstanding on a fully diluted basis (the “Minimum Condition”), and (2) expiration or termination of the waiting period (and any extension thereof) imposed by the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976 has occurred. The Offer also is subject to other conditions set forth in the Offer to Purchase. See Section 14 — “Conditions of the Offer” of the Offer to Purchase.

8. Certain stockholders of Superior, including David E. Wallace, Jacob B. Linaberger and Rhys R. Reese (the “Stockholders”), entered into a Tender and Voting Agreement with Nabors and the Offeror on August 6, 2010 (the “Tender Agreement”). Pursuant to the Tender Agreement, the Stockholders have agreed to tender in the Offer, no later than 10 business days after commencement of the Offer, all Shares beneficially owned by them in exchange for the Offer Price. The aggregate number of Shares subject to the Tender Agreement represents, in the aggregate, approximately 34% of the currently outstanding Shares.

The Offer is being made solely by the Offer to Purchase and the related Letter of Transmittal, and is being made to all holders of Shares. Nabors and Offeror are not aware of any jurisdiction where the making of the Offer is prohibited by any administrative or judicial action pursuant to any valid state statute. If Nabors and Offeror become aware of any valid state statute prohibiting the making of the Offer or the acceptance of the Shares, Nabors and Offeror will make a good faith effort to comply with that state statute. If, after a good faith effort, Nabors and Offeror cannot comply with the state statute, Offeror will not make the Offer to, nor will Offeror accept tenders from or on behalf of, the Superior stockholders in that state.

If you wish to have us tender any or all of the Shares held by us for your account, please instruct us by completing, executing and returning to us the instruction form contained in this letter. If you authorize a tender of your Shares, all such Shares will be tendered unless otherwise specified in such instruction form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf on or prior to the expiration of the Offer.

INSTRUCTIONS WITH RESPECT TO THE
OFFER TO PURCHASE FOR CASH
ALL OUTSTANDING SHARES OF COMMON STOCK
OF
SUPERIOR WELL SERVICES, INC.
BY
DIAMOND ACQUISITION CORP.
A WHOLLY OWNED SUBSIDIARY
OF
NABORS INDUSTRIES LTD.
AT
$22.12 NET PER SHARE

The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Purchase, dated August 11, 2010 (the “Offer to Purchase”), and the related Letter of Transmittal, pursuant to an offer by Diamond Acquisition Corp., a Delaware corporation (“Offeror”) and a wholly owned subsidiary of Nabors Industries Ltd., a Bermuda limited company (“Nabors”), to purchase for cash all the outstanding shares of common stock, par value $0.01 per share (the ‘‘Shares”), of Superior Well Services, Inc., a Delaware corporation (“Superior”) at a purchase price of $22.12 per Share, net to sellers in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal.

This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal furnished to the undersigned.

Number of Shares to Be Tendered*

Shares

Account Number:

Tax Identification or Social Security Number (s):

Signature (s):

Please Print Name:

Address:

Area Code and Telephone:

Dated           , 2010

*	Unless otherwise indicated, it will be assumed that all of your Shares held by us for your account are to be tendered.